Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87421) of Cephalon, Inc., of our report dated June 23, 2003 relating to the financial statements of the Cephalon, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

June 30, 2003